                                                                 EXHIBIT (11)(a)


                                  Law Offices
                            DRINKER BIDDLE & REATH
                      Philadelphia National Bank Building
                             1345 Chestnut Street
                          Philadelphia, PA 19107-3496
                           Telephone: (215) 988-2700
                                 Telex: 834684
                              Fax: (215) 988-2757


                               CONSENT OF COUNSEL
                               ------------------



          We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 5 to the Registration Statement (1933 Act No. 33-80966; 1940 Act No. 811-8598) on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of The Commerce Funds. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                              /s/ DRINKER BIDDLE & REATH
                              --------------------------
                              DRINKER BIDDLE & REATH



Philadelphia, Pennsylvania

February 25, 1997